Swissray [LOGO]

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   Swissray Medical Systems, Inc.
   a company of Swissray International, Inc.

 AUTHORIZED DISTRIBUTOR AGREEMENT

     THIS AGREEMENT (the "Agreement") is made effective the day of, 19, by and between Swissray America, Inc. an ______________ corporation, having its principal place of business at 5801 Soundview Drive, Suite 50, Gig Harbor, Washington 98335 (which with its successors and assigns is hereinafter called "Swissray") and

MEDIKA EQUIPOS MEDICOS, INC.
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(Distributor's Full Legal Name)

Corporation
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(state whether an individual, partnership or corporation)

Puerto Rico
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(if a corporation, show name of state in which incorporated)

__________________, having its principal place of business at (DBA, if different from legal name)

PO Box 360888
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                                (Street Address)

San Juan PR  00936-0888
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(City/Town)                     (State)                              (Zip)

(which, with its successors and permitted assigns, is hereinafter called "Distributor").

                                   BACKGROUND

     A. Swissray is engaged in, among other things, the design, development, manufacture, sale and distribution of high quality diagnostic imaging equipment to the medical profession, hospitals, clinics, national accounts and government purchasers and has established a quality image and goodwill among consumers in the diagnostic imaging marketplace.

     B. Swissray desires to appoint a limited number of Distributors to sell certain Swissray products and accessories thereto (hereinafter individually and collectively called "Swissray Products" or "Products"). Distributor desires to be appointed as an authorized Swissray Distributor, and hereby warrants and represents to Swissray that it shall at all times meet each of its requirements and obligations set forth in this Agreement.

     C. Based upon the foregoing, and in reliance thereon, Swissray and Distributor agree as follows:


     Swissray Medical Systems, Inc.
     5801 Soundview Drive. Suite 50
     Gig Harbor, WA 98335, USA
     Phone  353 858 3330
     Fax 253 858 2777

     2.6 Consumer Relations and Trade Practices.

          2.6.1 Distributor shall conduct its business operations in such manner so as to promote good customer relations.

          2.6.2 Distributor shall at no time engage in "bait and switch" or any other unfair or deceptive trade practice with respect to Swissray Products, and shall make no false, misleading or disparaging representations concerning Swissray or the Products in advertisements or otherwise.

          2.6.3 Distributor shall make no representations to customers or to the trade with respect to the specifications or features of Swissray Products, except such as may be approved in writing or published by Swissray.

          2.6.4 Distributor shall advise Swissray promptly concerning any information that may come to its attention as to charges, complaints or claims about Swissray Products by Distributor's customers or other persons.

          2.6.5 Distributor will not imitate Swissray products or infringe in any way upon Swissray's trademarks, trade dress or other intellectual property, and will not involve itself in any way in the sale of imitations of Products or the sale of any Swissray-brand products not intended for sale in the United States (i.e., gray market goods).

     2.7 Distributor Reports.

     From time to time Swissray may ask Distributor to prepare and forward to Swissray reports relevant to Distributor's business regarding Swissray Products. All reports submitted by Distributor will become the property of Swissray. Swissray will use reports submitted by Distributor only for Swissray's internal purposes in connection with this Agreement and for no other purpose. Swissray shall not disclose such reports to third parties except its professional advisors and then only in connection with this Agreement.

     2.8 Compliance with Laws.

     Distributor and Swissray shall comply with all applicable federal, state and local laws and regulations in performing its duties hereunder and in any of its dealings with Swissray Products.

3    SUPPORT BY SWISSRAY

     Swissray shall provide Distributor with support, as follows:

     3.1 Swissray shall maintain such promotional programs as it believes in its sole, absolute judgment will enhance the sale of the Products.

     3.2 Swissray shall, from time to time, make sales literature and other promotional materials available to Distributor.


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


     3.3 Swissray shall maintain a network of authorized service centers, which shall provide both in-warranty and out-of-warranty services to consumers.

     3.4 Swissray shall, as may be necessary or appropriate from time to time, provide technical assistance to Distributor concerning Swissray Products.

     3.5 From time to time Swissray may suggest the level of resale pricing of Products. However, Distributor's resale prices, and its sales policies, shall be established solely by Distributor, and Swissray, its employees and agents retain no control of such resale prices or sales policies.

4    GOVERNING TERMS AND CONDITIONS; PRICES, ORDERING AND FINANCIAL REQUIREMENTS

     4.1 For purposes of this Agreement, "Terms of Sale" shall mean the terms set forth in Exhibit C, annexed hereto, and found on the reverse side of each Swissray invoice, as such Terms of Sale may be replaced, supplemented or modified, and "Price Schedules" shall mean the Swissray Confidential Price Schedules as are issued and replaced, supplemented or modified from time to time by Swissray. The Terms of Sale, Price Schedules are collectively referred to as the "Terms and Prices." The terms and conditions solely and exclusively governing the relationship of the parties to this Agreement and the sale of Products to Distributor will be as set forth in this Agreement and in both the Swissray Terms of Sale, and Price Schedules, as applicable. The provisions of this Agreement and the Terms and Prices are cumulative. Nevertheless, except as specifically stated in this Agreement to the contrary, and except with respect to this paragraph 4.1 which shall be paramount, in the event of any irreconcilable conflict between this Agreement and the Terms and Prices, the latter will prevail.

     4.2 From time to time, Swissray may issue policies relating to the sale of Products including, without limitation, policies covering credit matters, product repair or replacement or product returns; it may also issue from time to time special programs containing terms and conditions of sale which temporarily add to or deviate in part or in whole from the Terms and Prices. Such additional or different terms and conditions, while in effect, supersede the Terms and Prices to the extent of any conflict with them. Upon their issuance, and as replaced, supplemented or modified, such policies and such additional or different terms and conditions will be deemed a part of the Terms and Prices and will be binding upon Swissray and Distributor with respect to orders accepted after their issuance.

     4.3 Distributor will, purchase Products at Swissray's standard prices as set forth in the Price Schedules in effect at the time the order is placed, less all applicable discounts and allowances as set forth in the Terms and Prices. Prices, less such discounts and allowances, shall be set forth on Swissray's invoice to Distributor. Notwithstanding anything to the contrary, all prices, discounts and allowances are subject to change by Swissray upon their issuance and without advance notice.

     4.4 Distributor will order Products from Swissray in accordance with ordering procedures established by Swissray from time to time. All purchase orders must be submitted by Distributor in writing to Swissray's sales


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representative  or,  if a sales  representative  is not  involved,  directly  to
Swissray. Telephone purchase orders must be confirmed in writing. All orders are subject to acceptance in writing at Swissray's principal place of business. Any shipment of Products to Distributor in whole or in partial fulfillment of any purchase order of Distributor will not be deemed to constitute an acceptance by Swissray of any of the terms and conditions of such purchase order, except as to identification of Products and the quantities involved, unless otherwise expressly agreed to in writing by Swissray. Swissray reserves the right to accept or reject orders in whole or in part in its sole, absolute discretion. Swissray shall also have the right in its sole, absolute discretion to cancel
any   backorders   even  if  such  orders  have  been  accepted   previously  by
acknowledgment, partial shipment or otherwise.

     4.5 Distributor represents and warrants to Swissray that it is in good and substantial financial condition and is able to pay all bills when due. At Swissray's request, Distributor shall furnish financial statements or additional information as may be necessary or appropriate to enable Swissray to determine Distributor's creditworthiness.

     4.6 Sales will be made on the credit terms in effect at the time that an order is accepted. Swissray shall have the right to establish credit limits for Distributor. If Distributor becomes delinquent in payment obligations or other credit or financial requirements established by Swissray, or, if in the opinion of Swissray, Distributor's credit becomes impaired, Swissray may from time to time at its sole, absolute discretion, in addition to any rights or remedies provided by applicable law or the Terms of Sale, alter Distributor's credit limits (or other financial requirements established by Swissray) and take such actions as it may deem necessary to protect its financial position.

     4.7  Swissray's   standard   terms  and  conditions   shall  apply  to  all
transactions. (See attached Swissray Terms and Conditions)

5    CHANGES IN PRODUCTS, PARTS OR POLICIES

     Unless otherwise provided by applicable laws, Swissray may at any time add, change or cease making available any of the Products or parts without advance notice to Distributor, and Swissray shall not be liable to Distributor for failure to furnish the Products or parts of the model, design or type previously sold.

6    DURATION OF AGREEMENT AND TERMINATION

     6.1 Unless earlier terminated as provided below, this Agreement shall remain in effect from one (1) year next following the date upon which this Agreement becomes effective as set forth on the first page of this Agreement. This Agreement may be renewed for one or more one-year periods if each party hereto gives written notice of such intent to the other party not less than sixty (60) days prior to the expiration of the initial or any renewal term. If, after the expiration of the initial or any renewal term, the Agreement has not been renewed as above provided, and if the parties nonetheless continue to


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


do business, then the Agreement will continue in effect subject to all of its terms and conditions except that either party shall have the right to terminate the Agreement with or without cause, for any reason or for no reason, upon thirty (30) days written notice to the other party.

     6.2 This Agreement may be terminated prospectively as follows:

          6.2.1 Distributor may terminate this Agreement at any time, with or without cause, for any reason of for no reason, on 30 days prior written notice to Swissray or upon 15 days prior written notice as provided in paragraphs 1.01, 2.04(c), above, or 11.07, below.

          6.2.2 Swissray may terminate this Agreement as follows:

          6.2.2.1 Swissray may terminate this Agreement by giving Distributor 30 days prior written notice in the event Distributor will have failed to fulfill or perform any one or more of the duties, obligations or responsibilities undertaken by it pursuant to paragraphs 2, 5.06 and 11.01 of this Agreement and paragraphs 2, 5 (except with respect to non-payment provided for in paragraph 7.02(b)(ii)(4), below] and 6(c) of the Terms of Sale, or in the event of any change of which Distributor is required to notify Swissray pursuant to paragraph 11.09 of this Agreement, except that Swissray may terminate this Agreement upon 15 days prior written notice as provided in paragraph 2.04(c), above.

          6.2.2.2 Swissray may terminate this Agreement by giving Distributor written notice, effective immediately, in any of the following events:

          6.2.2.2.1 If Distributor has continued in default of any duty, obligation or responsibility (other than as provided for in paragraph 7.02(b)(i), above, or other than as provided for in this paragraph 7.02(b)
     (ii)] imposed on it by this Agreement, for 30 days after Swissray gives written notice to Distributor of such default;

          6.2.2.2.2 Any assignment or attempted assignment by Distributor of any interest in this Agreement, or any violation of paragraph 8, below in connection with a bulk sale or transfer;

          6.2.2.2,3 If Distributor becomes insolvent, files or has filed against it a petition in bankruptcy, makes a general assignment for the benefit of its creditors or has a receiver or trustee appointed for its business or a substantial portion of its properties;

          6.2.2.2.4 If Distributor defaults in the payment of any indebtedness to Swissray when and as the same becomes due and payable, if such default has continued for a period of 10 days after written notice of such default is given to Distributor; or

          6.2.2.2.5 If Distributor makes a material false representation, report or claim in connection with the business relationship of the parties, or engages in fraud or criminal misconduct.


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


     6.3 Termination of this Agreement by Swissray for cause or termination by Distributor with or without cause shall automatically accelerate the due date of all invoices for Swissray Products so that they shall become immediately due and payable as set forth in paragraph 5 of the Terms of Sale on the effective date of termination, even if longer terms had been previously agreed to.

     6.4 Termination of this Agreement by either party shall automatically cancel all open orders without liability. In the event of termination of this Agreement by either party with advance notice, Swissray shall, at its sole option, be entitled to reject all or part of any orders received from Distributor after notice but prior to the effective date of termination. Notwithstanding any credit terms made available to Distributor prior to that time, any Swissray Products shipped during said final period shall be paid for by certified or cashier's check prior to shipment.

     6.5 Within ten (10) days following the effective date of termination of this Agreement, Distributor shall submit to Swissray a list of all new, undamaged and current Swissray Products owned by Distributor as of the effective date of termination. Swissray shall have the option in its sole, absolute discretion to repurchase (but shall not be obligated to repurchase) any or all of the Products upon providing written notice of its intention to Distributor within thirty (30) days after receipt of the list of the Products from Distributor. Upon receipt of notice that Swissray intends to exercise its repurchase option, Distributor will cause the Products selected by Swissray for repurchase to be delivered to such place(s) in the United States as Swissray may designate, freight pre-paid. Swissray shall have the right to inspect all returned merchandise before establishing final disposition. Upon inspection, Swissray shall be entitled to reject and return to Distributor, freight collect, any of the Products which, in Swissray's sole, absolute judgment, are in unacceptable condition. Distributor shall be credited for any accepted Swissray Products at the lower of: (i) the net invoice prices at which the Products were originally purchased by Distributor, less any allowances which Swissray may have given Distributor on account of the Products; or (ii) the price for such Products prevailing at the effective date of termination of this Agreement, and, in both cases, less the costs of repair, refurbishing or repackaging, as may be necessary, and a minimum fee for restocking equal to 15% of the net invoice price credited to Distributor for returned Products.

     6.6 Neither Swissray nor Distributor shall be liable to the other because of the termination of this Agreement (regardless of the circumstances thereof) for compensation, reimbursement or damages of any kind, including, without limitation, damages because of loss of prospective profits or because of expenditures, investments, leases or any other types of commitments made in connection with the business of either of them. In the event of termination, Distributor shall remain liable for all outstanding invoices and unpaid accounts and Swissray shall remain liable for all credits due to Distributor with respect to requests for credit submitted by Distributor prior to termination or within ninety (90) days thereafter.

     6.7 Upon termination of this Agreement, each party shall immediately:


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          6.7.1 Discontinue any and all use of the trademark of the other party, including such use in advertising or business materials of the other party (except as necessary to sell Products remaining in Distributor's inventory after termination, but in no event more than one hundred twenty (120) days after termination; and

          6.7.2 Remove or obliterate any and all signs which designate Distributor as an authorized Swissray Distributor or which include any trademark of Swissray, and cease holding itself out, in any other manner, as an authorized Swissray Distributor; and

          6.7.3 Notify and instruct publications and others which may list or publish Distributor's name as an authorized Swissray Distributor (including telephone directories, yellow pages and other business directories) to discontinue such listings.

7    ASSIGNMENT

     7.1 Distributor is appointed as an authorized Swissray Distributor because of Swissray's confidence in Distributor, which confidence is personal in nature. Distributor may not assign, transfer or sell its rights under this Agreement (or delegate its obligations hereunder) without the prior written consent of Swissray, and any attempted assignment, transfer or sale (whether by transfer of stock, assets or otherwise), absent such written consent, shall be null and void. Subject to these restrictions, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their permitted assigns.

     7.2 Distributor shall not sell or otherwise transfer a major part of its materials, supplies, merchandise or other inventory or a substantial part of its equipment in connection with a sale or transfer of inventory without first giving Swissray prior written notice as required by the Uniform Commercial Code and other applicable law.

     7.3 Distributor shall not consummate any sale or transfer as set forth in paragraph 7.2, above, unless contemporaneously therewith Distributor pays all sums due and payable to Swissray as determined in accordance with paragraph 5 of the Terms of Sale, even if longer payment terms had been previously agreed to.

     7.4 If Distributor shall fail to pay to Swissray all monies due to Swissray as provided in paragraph 7.3, above, then proceeds or other consideration, tangible or intangible, received by Distributors in connection with the transfer described in paragraph 7.2, above, shall be deemed to be held by the recipient of such proceeds in trust for the benefit of Swissray to the extent of the amount due and payable to Swissray as provided in paragraph 7.3, above. If the aforesaid proceeds or other consideration from such sale or transfer are not received directly by Distributor, then Distributor shall cause the person or other legal entity receiving such proceeds or consideration to hold such proceeds or consideration in trust for the benefit of Swissray to the extent of the amount due and payable to Swissray as provided in paragraph 7.3,


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


above. Such trust shall be subordinate to a prior security interest held by a person financing all or substantially all of Distributor's inventory. In the event that a trust arises hereunder, Distributor shall give written notice of such trust to the buyer or transferee of the materials, supplies, merchandise or other inventory or equipment described in paragraph 7.2, above, and to Swissray.

     7.5 If Distributor breaches any of its obligations under this paragraph 7 and Swissray is not paid the monies due as provided in paragraph 7.3, above, then, in the event that Swissray chooses to pursue any rights it may have in any forum in any jurisdiction to collect such monies from the aforesaid buyer or transferee of Distributor, Distributor will indemnify and hold Swissray harmless from and against any and all costs and expenses, including, without limitation, reasonable attorneys' fees in connection with such pursuit.

     7.6 Swissray retains the right to assign this contract in the event the Swissray is sold or merged.

8    MUTUAL RELEASE AND LIMITATIONS ON FUTURE CLAIMS

     8.1 Except as reserved in this paragraph 9.01, upon the mutual execution of this Agreement, and any renewal thereof, Swissray and Distributor hereby do and shall release each other of and from all manner of action and actions, cause and causes of action, suits, contracts, controversies, damages, claims and demands whatsoever, known or unknown, in law or in equity, whether under laws and regulations of federal, state or municipal governments, under the common law or otherwise, which such parties or their respective successors or assigns ever had, now have, or which they or any of them hereafter can, shall or may have against the other party by reason of any matter, cause or thing whatsoever from the beginning or time until the date hereof. Swissray reserves its rights against Distributor for payment with respect to any outstanding invoices and open accounts and with respect to the protection of its trademarks, other intellectual property rights and goodwill, and Distributor reserves its right against Swissray for any unissued credits, for prior accruals for cooperative advertising, if applicable, for matters regarding the protection of Distributor's trademarks and other intellectual property and for matters arising out of Swissray's Product liability. All cooperative advertising claims must be submitted in accordance with Swissray's cooperative advertising policy.

     8.2 Except as provided below in this paragraph 8.2, both Swissray and Distributor agree that any cause of action or claim hereafter arising out of the relationship between Swissray and Distributor, including any cause of action or claim for alleged breach of this Agreement, shall be barred unless arbitration (as provided in paragraph 10, below) or other action (if permitted by this Agreement) is commenced by the aggrieved party within one (1) year after the cause of action or claim first accrues. The aforesaid one (1) year limitation is in lieu of all other applicable statutes of limitation which may be longer in duration; however, such one (1) year period shall not apply to any causes of action or claim asserted against Distributor by Swissray arising from any delinquencies in payment for Swissray Products or asserted by Distributor with respect to third-party claims arising out of Swissray's Product liability.

9    ARBITRATION AND GOVERNING LAW

     Except with respect to each party's indemnity and the other rights of each party set forth in paragraph 10.5, below, the Arbitration and Governing Law provisions of paragraph 10 of the Terms of Sale attached as Exhibit C shall also govern any controversy or claim .arising out of or relating to this Agreement, to the breach thereof, to the relationship created thereby or to the termination thereof, with the additional provision that if Distributor shall breach the provisions of paragraph 7 of this Agreement, it shall pay all of the costs and expense of Swissray, including, without limitation, reasonable attorneys' fees, in connection with such arbitration. The arbitrators award shall include such costs and expenses. The provisions of paragraph 9(d) of the Terms of Sale attached as Exhibit C shall govern any controversy or claim covered by paragraph 10.5, below.

     9.1 The internal law of the State of New York, exclusive of its conflict-of-laws principles shall govern claims or controversies that are not the subject of arbitration under these Terms, for this purpose, both DISTRIBUTOR and SWISSRAY hereby.

10   MISCELLANEOUS PROVISIONS

     10.1 Swissray and Distributor agree that their relationship is that of buyer and seller only, and Distributor shall be considered an independent contractor at all times with respect to its relationship with Swissray. Nothing in this Agreement shall be construed as creating the relationship of employer and employee, master and servant, franchisor and franchisee, principal and agent or joint venturers between the parties hereto. The relationship created by this Agreement does not create the grant by Swissray of a franchise to Distributor, and no federal or state franchise statute, law, regulation or rule will be deemed or construed to apply to the formation, operation, administration, expiration or termination of this Agreement. Except as authorized in writing neither party shall have any express or implied right or authority to assume or create any obligation on behalf of the other party, and shall not attempt to do so. This Agreement does not grant to either party a license to use any trade name, trademark, service mark or trade dress of the other party. Under no circumstance shall either party, its agents or employees, be considered the agent of the other party, its agents and employees, and neither party shall represent themselves directly or by implication as such.

     10.2 The failure or refusal by Swissray either to insist upon the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right. A waiver of any provision of this Agreement must be in writing, signed by the waiving party to be effective.


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


     10.3 In the event that any of the provisions of this Agreement or the application of any such provisions to the parties hereto with respect to their obligations hereunder shall be held by a court or other tribunal of competent jurisdiction to be unlawful, invalid, or void or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. In the event, however, that any law, order, regulation, direction, restriction or limitation, or interpretation thereof, shall in the judgment of either party substantially alter the relationship between the parties under this Agreement, or the advantages derived from such relationship, such party may request the other party hereto to modify this Agreement, and, if, within thirty (30) days subsequent to the making of such request, the parties hereto are unable to agree upon a mutually satisfactory modification hereof, then either party may terminate this Agreement without further cause on fifteen (15) days prior written notice to the other party.

     10.4 The paragraph headings contained herein are for reference only and shall not be considered as substantive parts of this Agreement. The use of the singular or plural form shall include the other form, and the use of masculine, feminine or neuter gender shall include the other genders.

     10.5 Each party agrees to and does hereby indemnify and hold harmless the other party and will, at the other party's request, defend the other party, its employees and agents, with respect to any claim, demand or liability asserted by a third party against such other party which is based upon any act or omission by the indemnifying party including, without limitation, any breach of this Agreement, and from any and all expenses and liabilities resulting therefrom (including, without limitation, reasonable attorneys' fees). Each party acknowledges that, should it breach any of its covenants with respect to trademarks or other intellectual property rights of the other party in this Agreement or in the Terms of Sale attached as Exhibit C, the otter party will be irreparably harmed and will be entitled to an injunction preventing the other party from further breaching the Agreement or the Terms of Sale attached as Exhibit C without any further or more particularized showing of irreparable injury. Such an injunction may be applied for before any Court having jurisdiction thereof. In any such proceeding, the aggrieved party will be entitled to recover any damages it suffers as a result of the other's breach, including, without limitation, the recovery of any costs and reasonable attorneys' fees incurred in enforcing its rights under this Agreement or the Terms of Sale attached to Exhibit C.

     10.6 Neither party shall be liable under the provisions of this Agreement for direct or indirect damages (except with respect to Distributor's obligations to pay for Products) on account of its failure to perform its obligations under this Agreement on account of reasons beyond its absolute, exclusive and unconditional control, and in no event shall either party be liable for any indirect, special, incidental, punitive or consequential damages, or loss of profits or financial investments, under any legal theory, sustained by the other party (or any person transacting business with such other party) in connection with its obligations under this Agreement or the relationship of the parties hereunder.

     10.7 Nothing contained herein shall be deemed to limit or affect Swissray's rights to modify, amend or change, in any way it deems to be necessary or appropriate, any of its Terms and Prices or its policies or procedures, regardless of whether or not such modifications, amendments or changes relate to matters contained in this Agreement; provided that, such modification, amendment or change is prospective in nature and Distributor has received notice of such modification, amendment or change prior to submitting its purchase order. In the event that Distributor objects to any such modification, amendment or change, it may so notify Swissray in writing, and if within ten (10) days after such notice, Swissray and Distributor do not reach agreement with regard to such modification, amendment or change, Distributor may terminate this Agreement upon fifteen (15) days' prior written notice to Swissray

     10.8 Unless otherwise specified in this Agreement, all notices and demands of any kind, which either Swissray or the Distributor may be required or desire to serve upon the other under the terms of this Agreement, shall be in writing and shall be served by personal delivery or by mail at their respective addresses set forth in this Agreement or at such other addresses as may be designated by the parties in writing. If by personal delivery, service shall be deemed complete upon such delivery. If by mail, service shall be deemed complete upon the expiration of the third day after the date of mailing, postage prepaid.

     10.9 This Agreement has been entered into by Swissray with Distributor in reliance upon:

          10.9.l Distributor's representation that the following person(s) substantially participate(s) in the ownership of Distributor:


Name                                Address                   % Interest
----                                -------                   ----------

Whiyie Sang                     Guaynabo, P.R.
-----------                     --------------                ----------

-----------                     --------------                ----------

-----------                     --------------                ----------


          l0.9.2 Distributor's representation that the following person(s) will have full managerial authority and responsibility for the operating management of Distributor in the performance of this Agreement:

Name                               Position
----                               --------

Whiyie Sang                     President
-----------                     --------------

-----------                     --------------

-----------                     -------------- and

          10.9.3 In the event of any contemplated change of controlling ownership, Distributor will give Swissray prior written notice thereof (except in the event of a change caused by the death of any such person(s), in which case Distributor will give Swissray immediate written notice thereof), but no such change or notice thereof will act as a waiver of any right of Swissray under this Agreement or at law unless and until embodied in an appropriate written waiver duly executed by the Vice President-Sales of Swissray.

     10.10 This Agreement shall be effective only after its execution by Distributor and its subsequent execution by an officer of Swissray at the principal office of Swissray. No other employee or representative of Swissray shall have any right or authority to execute this Agreement or any modification or waiver of this Agreement or to bind Swissray to any other agreement.

     11.11 This Agreement, together with its Exhibits and any other documents incorporated herein by reference, constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof. Any and all written or oral agreements heretofore or contemporaneously existing between the parties pertaining to the subject matter of this Agreement are expressly canceled. Except as otherwise provided by this Agreement, this Agreement may not be altered, modified, amended or otherwise changed, except by a written instrument executed by both parties.

     11.12 The rights and remedies of the parties under this Agreement and the Terms, attached as Exhibit C, and Prices are cumulative with rights and remedies provided at law or in equity. Even if not expressly provided in the provisions of this Agreement, the obligations of a party which, if they are to have their stated effect must survive the termination of this Agreement, shall so survive for the period necessary to give full effect to their stated purpose.

11.13 This Agreement has been executed in multiple counterparts, each of which shall be deemed enforceable without production of the others.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first hereinabove written.


DISTRIBUTOR                                   Swissray America, Inc.


Medika Equipos Medicos, Inc.                  By:  /s/ ILLEGIBLE
--------------------------------                   -----------------------------
Distributor's Full Legal Name


/s/ Whiyie Sang                               Title: /s/ ILLEGIBLE
--------------------------------                     ---------------------------
Signature


President, Whiyie Sang
--------------------------------
Name--print or type

Title:  President
        ------------------------
        Corporate Officer
        (indicate office)


Partner, Proprietor

Dated: October 16, 1998                       Dated:
       -------------------------                     ---------------------------

Exhibits:



Exhibit A:           Producta and Discounts.
                                  ---------
                             Swissray Add-On Multi System     $450,000
                             Discount as negotiated


Exhibit B:                                Territoriy assignment.:
                             Selected South American markets, Puerto Rico, Caribbean and Mexico

                             Swissray standard  Terms and Conditions
                                  TERMS of Sale

                  1. TEMS OF SALE. (a) These t and conditions of Sale Icallectively. the -Termes) govern the sale of products, parts, accessories and/or services (collectively, the OProductal) listed on the face of this invoice sold by Swisavey America, Inc. t'SWISSRAY"I to the customer named an the face of this invoice tthe -DISTRIBUTORI I. Any te,-, q and conditions of sale proposed by DISTRXsuTOR in connection with the purchase of Products from SWISSRAY which add to, vary from or conflict with these Terms are hereby
objected  to,  and  SWISSRAY   @ressly   conditions  its  sale  of  Products  on
DISTRIBUTOR'S assent to these Terms notwithstanding any dif f erencev or additions in the terms proposed by DRSTRIBUTOR. DISTRIBUTOR shall be deemd conclusively to have unconditionally accepted these Terms by the opening of a ,lettex of credit or other facility to pay for Products; or by the tender of payment or advance payment for Products, or by acceptance of any Products, whether conforming or nonconforming.

                  2- PRICES. Prices for Products that axe the subject of this invoice are set forth on the face hereof. less any applicable discount and allowances that may be available to DISTRIBUTOR pursuant to any SWISSRAY programs that may be applicable. Prices &re exclusive of all taxes of any nature, whether imposed by federal, state, local or foreign authority. All such taxes shall be for DISTRIBUTORIS account. whether or not collected, advanced or paid by SWISSRAY. and shall be paid by DISTRIBUTOR tapon RWISSRAY - s invoice unless DISTRIBUTOR timely provides tax exemption certificates in form satisfactory to SWISSRAY.

                  3. SHIPMENT. (a) Delivery and price terms are F.O.B. Factory (swissray, s shipping point). The method and route of ship@ent are at Swissray's discretion. DISTRIBUTOR will bear all costs, insurance premiums, freight and other charges and expenses incurred after SWISSRAY has placed Products in the custody of a carrier. Each shipment of Products constitutes a separate sal-e.
whether the shipment is in whole or in partial fulfillment of DISTRIBUTORIS order or confirmation for Products. (c) If DISTRIBUTOR defaults in payment for Products as required by these Terms, SWISSRAY may suspend further shipments. Continuation of shipments does not constitute a waiver of such default. (d) If Products are in short supply, SWISSRAY reserves the right to allocate shipment of orders and back orders in any way it deems appropriate in its sale discretion. (e) All shipments are made at DISTRIBUTOR's risk. Title to and risk of loss of, or damage to, Products shall pass to DISTRIBUTOR when Products are placed in the custody of a carrier for shipment to DISTRIBUTOR. it is the sole responsibility of DISTRIBUTOR to file all claims for shipment damage or loss with a carrier. Failure by DISTRIBUTOR to notify SWISSRAY of any shortages, defects or damage within ten (10) days following receipt by DISTRIBUTOR of Products will be conclusive proof that DISTRIBUTOR has received Products without defects or damage, and in the quantity specified on the bill of lading. (9) Date& for delivery of Products are estimates only. SWISSRAY shall not be responsible for loss or damage of any kind resulting from delay or inability to deliver, or failure to deliver, Products that is caused directly or indirectly by any thing or event beyond SWISSRAY's absolute, exclusive and unconditional control. SWISSRAY is not required to use overtime labor or e@nd monies to cure delay or failure to deliver. In the event of any partial failure to deliver, SWISSRAY will have the right to receive payment @o rata for Products in fact delivered, whether or not delivery may have been delayed.

                    4. RE PRODUCTS; CANCELXATION. (a) in no case may Products be returned to SWISSRAY without first obtaining SWISSRAY's written permission or upon conditions other than specified by SWISSRAY. SWISSRAY assumes no responsibility for unauthorized returns. (b) SWISSRAY reserves the right in its sole discretion to cancel any backorders even if such orders have been accepted previously by acknowledgment, partial shipment or otherwise. DISTRIBUTOR may cancel an order for Products in whole or in part upon two business days' written notice to SWISSRAY prior to shipment.


           S. PAYMENT AbM COLLECTION. (a) DISTRIBUTOR will pay SWISSRAY the full amount of the purchase price of Products upon the due date set forth on the reverse side hereof. Open accounts unpaid beyond such date will bear interest at a rate not to exceed the highest rate legally permissible in the state of DISTRIBUTOR'S domicile. if SWISSRAY retains an agency and/or attorneys to collect amounts overdue after notifying DISTRIBUTOR of its intention to do so, all collection costs, including without limitation reasonable attorneys' fees, shall be payable by DISTRIBUTOR. (b) Unless specifically authorized by SWISSRAY in writing, DISTRIBUTOR will make full payment of this invoice regardless of any claim, counterclaim or setoff DISTRIBUTOR may have against SWISSRAY. Any such claim, counterclaim or setoff shall be resolved exclusively as provided in paragraph 10, below. (5) In the event payment for this invoice becomes past due. SWISSRAY will have the option, in addition to any other rights it may have, and in its sole discretion, to cancel or delay shipment of orders of DISTRIBUTOR previously accepted, to declare all silm-q owing from DISTRIBUTOR to be immediatel @ due and payable, and to cancel credit previously extended by SWISSRAY.

                  6. WARRANTIES. (a) SWISSRAY extends a Limited Warranty on Products directly to distributor of Products, and SWISSRAY will, from time to time, advise DISTRIBUTOR of the terms and conditions of such Limited Warranty.
(b) SWISSRAY MAKES NO W TIES, GUARANTEES OR REPRESENTATIONS, EXPRESS OR IMPLIED, TO DISTRIBUTOR WITH RESPECT TO PRODUCTS. ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR USE OR FITNESS FOR A PARTICULAR PURPOSE. AND ALL OBLIGATIONS TO DISTRIBUTOR ON 3 F OF SWISSRAY WITH RESPECT TO ANY PRODUCTS ARE HEREBY EXCLUDED AND DISCLAIMED EXCEPT AS SWISSP-AY MAY UNDSRTAKE IN A PUBLISHED POLICY OR WRITTEN AGREEMENT WITH DISTRIBUTOR AT ITS OPTION TO REPAIR OR REPLACE PRODUCTS THAT ARE FOUND TO BE DEFECTIVE PRIOR TO RESALE BY DISTRIBUTOR. SWISSRAY WILL NOT BE LIABLE FOR ANY COST OR EXPENSE FOR REPAIR, INSTALLATION OR OTHER WORK BY DISTRIBUTOR IN CONNECTION WITH PRODUCTS. ic) DISTRIBUTOR will not make any warranties, representations or guarantees to any person, either orally or in writing, in the name or on behalf of SWISSRAY without SWTSSRAY's prior written consent,

                  7. LIMITATION OF LUMILITY. (a) EXCEPT AS PROVIDED IN THE FOLLOWING PARAGRAPH (b) WITH RESPECT TO DIRECT DA14AGES ARISING OUT OF CLAIMS RELATED TO ORDERS FOR PRODUCTS, UNDER NO CIRCUMSTANCE WILL SWISSRAY BE LIABLE FOR ANY DAMAGES, INCLUDING WITHOUT LIMITATION DIRECT, INDIRECT, SPECIAL. INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (EXCEPT FOR CONSEQUENTIAL DAMAGES RELATING TO PERSONAL INJURY IN JURISDICTIONS WHERE SUCH DAMAGES MAY NOT BE DISCLAIMED As A MATTER OF LAW AND THIRD-PARTY CLAIMS ARISING OUT OF SWRSSRAY'S PRODUCT LIABILITY) OR LOSS OF PROFITS, UNDER AMY LEGAL THEORY, SUSTAINED BY DISTRIBUTOR, OR BY ANY PERSON D @ ING WITH DISTRIBUTOR, IN CONNECTION WITH ANY ORDER FOR PRODUCTS OR THE PRODUCTS COVERED THEREBY. (b) THE LIABILITY OF SWISSRAY, IF ANY, FOR DIRECT DAMAGES IN CONNECTION WITH FILLING ORDERS FOR PRODUCTS IN ACCORDANCE WITH THESE TERMS, REGARDLESS OF THE DELIVERY OR NON-DELIVERY OF SUCH PRODUCTS, WILL NOT, IN ANY EVENT, BE GREATER THAN THE ACTUAL PURCHASE PRICE OF PRODUCTS WITH RESPECT TO WHICH SUCH CLAIM IS MADE.

                  8. TPJW DISTRIBUTOR will not use the 'SWISSRAY" name or any of the other intellectual property rights of SWISSRAY without SWISSRAY's prior written consent, except that the name, 'SWISSRAY,L may be used in connection with the sale of genuine SWISSRAY Products, but only if due regard is given both to proper trademark use and to the ownership by SWISSRAY of its name and mark. DISTRIBUTOR will not remove or alter any trademark or tradename or serial number from any Products or use in connection with Products any trademarks or tradenames other than SWISSRAY's or use SWISSRAY's trademarks or tradenames in connection with products of others.

                  9. INTELLECTUAL PROPERTY PROTECTION. SWISSRAY's sole and exclusive obligation to DISTRIBUTOR with respect to claims made against DISTRIBUTOR for alleged infringement of any patent arising by virtue of the sale or normal use of unmodified Products or allegedinfringement of other intellectual property (provided that DISTRI13UTOR has not contributed to such infringement) shall be: (a) to defend. at SWISSRAY'S, cost any legal action brought against DISTRIBUTOR in respect of any such claim for such patent infringement and pay all final judgments and costs entered by reason of such action (provided that SWISSRAY has been given prompt notice and has been allowed to deal with and defend any such action from the beginning) ; and (b) at SWISSRAY's sole option to do any one or more of the following: (i) settle the claim of infringement; (ii) procure for DISTRIBUTOR the right to use or sell the allegedly infringing Products; (iii) replace or modify the allegedly infringing Products so as to avoid the alleged infringement; or (iv) refund the price actually paid by DISTRIBUTOR to SWISSRAY for the allegedly infringing Products.

                    10.   MMXTRATION AND            LAW.  (a) Fxcept with
resnect to disputes as to indebtedness arising out of the sale of Pro@ucts in the ard @ ry course of SWISSRAY's business and disputes relating Lo SWISSPAY's intellectual property rights, any and all controversies or claims arising out of or relating to these Terms, including without limitation claims asserting violation of the antitrust laws, shall be settled exclusively by arbitration in New York, New York if the arbitration shall be commenced by SWISSRAY and New York, New York if arbitration shall be comenced by DISTRIBUTOR, using the knerican Arbitration Association. The Arbitration shall be heard before three arbitrators, one to be chosen by DI M IBUTOR, one to be chosen by SWISSRAY, and the third to be chosen by those two arbitrators. (b) The arbitrators shall apply the internal law of the State of New York, excluding its conflict-of-laws principles. in determining the rights, obligations and liabilities of the parties. The arbitrators shall not have the power to alter, modify. amend. add to or subtract from any of these Terms, nor to grant injunctive relief or punitive damages of any nature. In all other respects, the Commercial
Arbitration Rules of the American Arbitration Association shall govern the arbitration. Judgment on the award of the arbitrators may be emtered by any Court having jurisdiction to do so, and DISTRIBUTOR and SWISSRAY her @ irrevocably consent to the jurisdiction and venue of the federal and state courts of the States of New Jersey and Nebraska over their person for that purpose as well as for any and all other purposes in connection with these Terms, and waive any defense based upon improper venue, inconvenient venue or lack of jurisdiction in connection therewith. (c) The failure or refusal of either DISTRIBUTOR or SWISSRAY to Submit to arbitration shall constitute a breach of these Terms and the party resisting arbitration shall be required to pay the costs, including without limitation reasonable attorneys, fees, compelling the same. Cc) claims or controversies that are not the subject of arbitration under these Terms shall be governed by the internal law of the State of New York, exclusive of its conflict-of-laws principles. For this purpose, both DISTRIBUTOR and SWISKRAY hereby.


II. MISCELLKNEOUS PRMASIONS. (a) In the event that any of the provisions of these Terms are held by a Court or other tribunal of competent jurisdiction to be unlawful. invalid, void or unenforceable. the remaining provisions of these Ter= will rwmin in full force and effect and will in no way be affected, impaired or invalidated. (b) The failure or refusal by SwissRAY to insist upon the strict performance of any provision of these or to @rcise any right in one or more instances will not be construed an a waiver of such provision or right presently or in the future. nor will such failure or refusal be deemed a custom or practice contrary to such provision or right. (c) The paragraph headings contained in these Term are for reference only and will not be conxide@ as substantive parts of these

  Terms or in their interpretation or for any other purpose. The use of the singular or plural will include the other form. . (cl) SWISSRAY may assign the proceeds under any contract to sell Products to any third party at any time without the consent of DISTRIBLITOR. DISTRI]BL"ROR shall have no right to assign any of its rights or obligations with .respect to orders for Products without the prior written consent of SWISSRAY, and any attempt to so assign shall be null and void-


  Enhibit D!            Swineray Standard Software Warranty


  Soft a Waz=ant-yz For a period of me (1) yuar Er= the date of ah:Llpment ovismiray warrants that the software *bell canto= to the specifications not Eo @ in the dommentation. swiceray,,Lv &*la obligation %,,-der thin warranty shall be IbAted to using reasonable efforts to ensure o@ cmf@ty ma to supply SWer with a corrected version of the Baftmze an soon as practicable after Buyer has notified @Aperay of UW ZLOACOnfommity. @ffaray @o not @-ramt that
  (1) overat;ico of any of Um software shall be Interrupted or error free,, (2) functions con@nad in the Software shall operate in Um ewftinations which may be selected for use by buyer or meet: I"zlo -requireftente. This warranty shall be @fLd it the Software is find without the written consent of @Aperay.


  Exhibit E.-          Swissray s       anty

LXKX2= t OwimAr-ray warrants for a period of me (1) year two= the data of wh@nt, that egmipmnt shall be free from defects iz material or wor ilp and will achieve Um functionality domeribeci in the product documntation provided by Mdearay. AU tomting of the aqu@nt shall be per:Eo=a4 using @owrar'n ip@ieb*d sipmelfications text @theds MA test equiamnt. @ezray,'a solo componsibi3.ity under LM* warranty shall lm to repair or replace, at awlesrayro cqption. wW @onento which faila during the warranty period because oil eL doinct: in ma-v hilp and/or material. All. replileamat e@ t: cc parts









                                      -20-